Exhibit 99.1

Insulet Reports Second Quarter 2025 Revenue Increase of 32.9%
Year-Over-Year (31.3% Constant Currency1)

Raising Full Year Revenue and Adjusted Operating Margin Guidance

ACTON, Mass. - August 7, 2025 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months ended June 30, 2025.

Second Quarter Financial Highlights:

•Revenue of $649.1 million, up 32.9%, or 31.3% in constant currency, exceeds the high end of the Company’s guidance range of 26.0% in constant currency
◦Total Omnipod revenue of $639.0 million, up 33.0%, or 31.4% in constant currency
▪U.S. Omnipod revenue of $453.2 million, up 28.7%
▪International Omnipod revenue of $185.8 million, up 45.0%, or 38.8% in constant currency
◦Drug Delivery revenue of $10.2 million
•Gross margin of 69.7%, up 190 basis points over prior year
•Operating income of $121.1 million, or 18.7% of revenue, up 750 basis points over prior year
•Adjusted operating income1 of $115.8 million, or 17.8% of revenue, up 670 basis points over prior year
•Net income of $22.5 million, or $0.32 per diluted share, compared with $188.6 million, or $2.59 per diluted share in prior year
•Adjusted net income1 of $83.7 million, or $1.17 per diluted share, compared with $38.3 million, or $0.55 per diluted share in prior year
•Adjusted EBITDA1 of $157.5 million, or 24.3% of revenue, up 570 basis points over prior year

Recent Strategic Highlights:

•Announced Omnipod 5 App for iPhone compatible with Dexcom’s G7 Continuous Glucose Monitor (CGM) sensor fully available in the U.S.
•Integrated Omnipod 5 with Dexcom’s G7 CGM sensor in Germany and Abbott's FreeStyle Libre 2 Plus CGM sensor in Australia
•Collaborated with Marvel to launch comic book hero, Dyasonic, who lives with type 1 diabetes
•Presented strong clinical data at the American Diabetes Association (ADA) Scientific Session from the Company’s SECURE-T2D and RADIANT trials, as well as real-world evidence of improved glycemic outcomes from more than 23,000 people with type 2 diabetes using Omnipod 5 in the U.S.
•Initiated redemption for remaining $380 million principal of convertible notes and refinanced Term Loan B
•Advanced sustainability across the Company, as detailed in Insulet's 2024 Sustainability Report2

1 See description of non-GAAP financial measures contained in this release.
2 Insulet's 2024 Sustainability Report can be found at: 2024 Sustainability Report.

“We delivered robust second quarter results, reflecting our team’s strong performance and the compelling impact and appeal of Omnipod 5 for people living with diabetes,” said Ashley McEvoy, President and CEO. “Engaging with our partners, physicians, investors, and Podders this quarter has demonstrated our opportunity to revolutionize diabetes management and the value of our unique position at the nexus of consumer health, medtech, and health tech. As we scale the Company, I’m confident in our ability to grow and create value for all our stakeholders in the future.”

2025 Outlook:

For the quarter ending September 30, 2025 and year ending December 31, 2025, the Company is providing the following guidance (revenue in constant currency):

	Q3 2025 Guidance	FY 2025 Guidance (as of 8/7/2025)	FY 2025 Prior Guidance (as of 5/8/2025)
U.S. Omnipod	21% - 24%	22% - 25%	18% - 21%
International Omnipod	33% - 36%	34% - 37%	27% - 30%
Total Omnipod	24% - 27%	25% - 28%	20% - 23%
Drug Delivery	(80)% - (75)%	(30)% - (25)%	(35)% - (25)%
Total	22% - 25%	24% - 27%	19% - 22%

Gross Margin		~71.0%	~71.0%
Adjusted Operating Margin		17.0% - 17.5%	~16.5%

Conference Call:

Insulet will host a conference call at 8:00 a.m. (Eastern Time) on August 7, 2025 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (888) 770-7129 for domestic callers or (929) 203-2109 for international callers, passcode 5904836.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone in the U.S. or by the Omnipod 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, visit insulet.com or omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted gross margin, adjusted gross margin as a percentage of revenue, adjusted operating income, adjusted operating income as a percentage of revenue, adjusted net income, and adjusted diluted earnings per share exclude the impact of certain significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable.

•Adjusted EBITDA, which represents net income plus net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense and other significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, which affect the period-to-period comparability of the Company’s performance, as applicable, and adjusted EBITDA as a percentage of revenue.

•Free cash flow, which is defined as net cash provided by operating activities less capital expenditures.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s performance, and the Company believes they are helpful to investors and other interested parties as measures of comparative performance from period to period. They also are commonly used measures in determining business value, and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials, and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; our ability to protect our intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty, as well as risks associated with public health crises and pandemics, including government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, our customers, suppliers, and employees; international regulatory, commercial and logistics business risks, including the implementation of tariffs; the potential violation of anti-bribery/anti-corruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers; challenges to the future development of our non-insulin drug delivery product line; our failure or that of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations or other manufacturing difficulties; extensive government regulation applicable to medical devices, as well as complex and evolving privacy and data protection laws; our use of artificial intelligence tools; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall, or discovery of serious safety issues, or product liability lawsuits relating to off-label use; breaches or failures of our product or information technology systems, including by cyberattack; our ability to attract, motivate, and retain key personnel; risks associated with potential future acquisitions or investments in new businesses; ability to raise additional funds on acceptable terms or at all; the volatility of the trading price of our common stock; and changes in tax laws or exposure to significant tax liabilities.

For a further list and description of these and other important risks and uncertainties that may affect the Company’s future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which the Company may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q the Company has filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2025 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation. All rights reserved.

Investor Relations:

June Lazaroff
Senior Director, Investor Relations
(978) 600-7718
jlazaroff@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions, except per share data)	2025	2024	2025	2024
Revenue	$649.1	$488.5	$1,218.1	$930.2
Cost of revenue	196.9	157.6	356.8	292.5
Gross profit	452.2	330.9	861.3	637.7
Research and development expenses	73.4	53.9	133.0	104.1
Selling, general and administrative expenses	257.7	222.5	518.4	422.2
Operating income	121.1	54.5	209.9	111.5
Interest expense, net	(9.5)	(1.7)	(8.5)	(3.0)
Loss on extinguishment of debt	(84.4)	—	(123.9)	—
Other income (expense), net	1.3	(1.8)	(0.9)	(2.5)
Income before income taxes	28.4	51.1	76.5	106.0
Income tax (expense) benefit	(5.9)	137.5	(18.6)	134.1
Net income	$22.5	$188.6	$57.9	$240.1

Earnings per share:
Basic	$0.32	$2.69	$0.82	$3.43
Diluted	$0.32	$2.59	$0.82	$3.32
Weighted-average number of common shares outstanding (in thousands):
Basic	70,389	70,062	70,330	70,010
Diluted	70,652	73,802	70,641	73,771

RECONCILIATION OF DILUTED NET INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Net income	$22.5	$188.6	$57.9	$240.1
Add back interest expense, net of tax attributable to assumed conversion of convertible notes	—	2.5	—	4.9
Net income, diluted	$22.5	$191.1	$57.9	$245.0

Note: May not add or recalculate due to rounding.

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$1,121.6	$953.4
Accounts receivable, net	444.5	365.5
Inventories	446.9	430.4
Prepaid expenses and other current assets	266.7	142.0
Total current assets	2,279.7	1,891.3
Property, plant and equipment, net	720.4	723.1
Other intangible assets, net	102.3	98.5
Goodwill	51.7	51.5
Other assets	315.1	323.3
Total assets	$3,469.2	$3,087.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$96.1	$19.8
Accrued expenses and other current liabilities	453.4	424.9
Current portion of long-term debt	460.7	83.8
Total current liabilities	1,010.1	528.4
Long-term debt, net	939.0	1,296.1
Other liabilities	57.1	51.7
Total liabilities	2,006.3	1,876.1
Stockholders’ equity	1,462.9	1,211.6
Total liabilities and stockholders’ equity	$3,469.2	$3,087.7

Note: May not add due to rounding.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended June 30,
(dollars in millions)	2025	2024	Percent Change	Currency Impact	Constant Currency
U.S.	$453.2	$352.3	28.7%	—%	28.7%
International	185.8	128.2	45.0%	6.2%	38.8%
Total Omnipod Products	639.0	480.4	33.0%	1.6%	31.4%
Drug Delivery	10.2	8.1	25.7%	—%	25.7%
Total	$649.1	$488.5	32.9%	1.6%	31.3%

	Six Months Ended June 30,
(dollars in millions)	2025	2024	Percent Change	Currency Impact	Constant Currency
U.S.	$854.9	$670.0	27.6%	—%	27.6%
International	338.1	243.4	38.9%	1.4%	37.5%
Total Omnipod Products	1,193.0	913.4	30.6%	0.4%	30.2%
Drug Delivery	25.1	16.8	49.2%	—%	49.2%
Total	$1,218.1	$930.2	30.9%	0.4%	30.6%

Note: Columns and rows may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED OPERATING INCOME, NET INCOME & DILUTED EPS

	Three Months Ended June 30, 2025
(in millions, except per share data)	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(4)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rates
GAAP	$121.1	18.7%	$28.4	$22.5	$22.5	$0.32	20.8%
CEO transition costs(1)	(5.3)		(5.3)	(5.5)	(5.5)	$(0.08)
Loss on extinguishment of debt(2)	—		84.4	84.1	84.1	$1.16
Tax matters(3)	—		—	(17.3)	(17.3)	$(0.24)
Interest expense, net of tax attributable to assumed conversion of convertible notes	—		—	—	1.2	$0.02
Non-GAAP	$115.8	17.8%	$107.5	$83.7	$85.0	$1.17	22.1%

	Six Months Ended June 30, 2025
(in millions, except per share data)	Operating Income	Percent of Revenue	Income before Income Taxes	Net Income(4)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rates
GAAP	$209.9	17.2%	$76.5	$57.9	$57.9	$0.82	24.3%
CEO transition costs(1)	(5.3)		(5.3)	(5.5)	(5.5)	$(0.07)
Loss on investments(5)	4.7		7.5	5.8	5.8	$0.08
Loss on extinguishment of debt(2)	—		123.9	123.0	123.0	$1.68
Tax matters(3)	—		—	(23.8)	(23.8)	$(0.32)
Interest expense, net of tax attributable to assumed conversion of convertible notes	—		—	—	2.9	$0.04
Non-GAAP	$209.2	17.2%	$202.6	$157.4	$160.3	$2.19	22.3%

(1) Relates to the forfeiture of equity awards by the Company's former Chief Executive Officer, net of severance benefits.
(2) Relates to the repurchase of a portion of the Company's convertible debt.
(3) Primarily represents consolidating effective tax rate adjustment related to non-GAAP items and excess tax benefits related to employee share-based compensation.
(4) The tax effect on non-GAAP adjustments is calculated based on applicable local statutory rates.
(5) Represents a provision for credit loss included in selling, general and administrative expenses related to a debt investment and an impairment included in other expense related to an equity investment.

DILUTED SHARES

(in thousands)	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
GAAP weighted average number of common shares outstanding, diluted	70,652	70,641
Convertible notes	1,862	2,671
Non-GAAP weighted average number of common shares outstanding, diluted	72,514	73,312

Note: Columns and rows may not add due to rounding or the difference in diluted shares on a GAAP and non-GAAP basis. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED OPERATING INCOME, NET INCOME & DILUTED EPS

	Three Months Ended June 30, 2024
(dollars in millions)	Income before Income Taxes	Net Income(3)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rate
GAAP	$51.1	$188.6	$191.1	$2.59	(269.3)%
Loss on investments(1)	1.8	1.4	1.4	0.02
Tax matters(2)	—	(151.7)	(151.7)	(2.06)
Non-GAAP	$52.8	$38.3	$40.8	$0.55	27.6%

	Six Months Ended June 30, 2024
(dollars in millions)	Income before Income Taxes	Net Income(3)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rate
GAAP	$106.0	$240.1	$245.0	$3.32	(126.6)%
Loss on investments(1)	1.8	1.4	1.4	0.02
Tax matters(2)	—	(158.3)	(158.3)	(2.15)
Non-GAAP	$107.7	$83.2	$88.2	$1.19	22.8%

(1) Represents non-operating loss resulting from the fair value adjustment of a strategic debt investment.
(2) Includes tax benefit of $146.9 million and $153.5 million for the three and six months ended June 30, 2024, respectively, resulting from the release of the majority of the Company's income tax valuation allowance. Both periods also include a $4.8 million tax benefit related to a research and development tax credit recovery project for tax years 2017 through 2021.

(3) The tax effect on non-GAAP adjustments is calculated based on applicable local statutory rates.

Note: Columns and rows may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) (CONTINUED)

ADJUSTED EBITDA

	Three Months Ended June 30,				Six Months Ended June 30,
(dollars in millions)	2025	Percent of Revenue	2024	Percent of Revenue	2025	Percent of Revenue	2024	Percent of Revenue
Net income	$22.5	3.5%	$188.6	38.6%	$57.9	4.8%	$240.1	25.8%
Interest expense, net	9.5		1.7		8.5		3.0
Income tax expense (benefit)	5.9		(137.5)		18.6		(134.1)
Depreciation and amortization	22.3		19.3		44.0		38.0
Stock-based compensation expense(1)	7.5		17.0		25.7		31.2
CEO transition(2)	5.4		—		5.4		—
Loss on extinguishment of debt(3)	84.4		—		123.9		—
Loss on investments(4)	—		1.8		7.5		1.8
Adjusted EBITDA	$157.5	24.3%	$90.9	18.6%	$291.5	23.9%	$180.0	19.4%

(1) Amounts for both the three and six months ended June 30, 2025 includes $10.8 million reversal of stock-based compensation expense associated with the departure of the Company's former Chief Executive Officer (CEO).

(2) Represents severance expense related to the departure of the Company's former CEO.
(3) Relates to the repurchase of a portion of the Company's convertible debt.
(4) Represents losses associated with debt and equity investments.

FREE CASH FLOW

(in millions)	Six Months Ended June 30, 2025
Net cash provided by operating activities	$260.3
Capital expenditures	(30.9)
Free cash flow	$229.4

Note: Columns may not add due to rounding. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) CONTINUED
REVENUE GUIDANCE

	Year Ending December 31, 2025
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	22% - 25%	—%	22% - 25%
International Omnipod	37% - 40%	3%	34% - 37%
Total Omnipod	26% - 29%	1%	25% - 28%
Drug Delivery	(30)% - (25)%	—%	(30)% - (25)%
Total	25% - 28%	1%	24% - 27%

	Three Months Ended September 30, 2025
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	21% - 24%	—%	21% - 24%
International Omnipod	36% - 39%	3%	33% - 36%
Total Omnipod	25% - 28%	1%	24% - 27%
Drug Delivery	(80)% - (75)%	—%	(80)% - (75)%
Total	23% - 26%	1%	22% - 25%